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                                                                    Exhibit 10.3

                                                CONFIDENTIAL TREATMENT REQUESTED


                           EXCLUSIVE LICENSE AGREEMENT

      This Agreement is entered into as of the 12th day of August, 1992, between the Fred Hutchinson Cancer Research Center, a Washington non-profit corporation ("FHCRC") and Adeza Biomedical Corporation (formerly Aspen Diagnostics Corporation), a California corporation ("LICENSEE").

      This Agreement shall be effective immediately upon execution thereof by qualified representatives of both parties and will cause the Restated Aspen License Agreement dated August 1, 1989, the original License Agreement dated May 10, 1988, the original Non-Disclosure Agreement dated February 26, 1987 (between Charter Venture Capital and FHCRC), and the Amended Non-Disclosure Agreement dated September 17, 1987 to be superseded.

                                    RECITALS

      WHEREAS, FHCRC has developed and owns a valuable cell line [***] and is the owner by assignment from Drs. Sen-itiroh Hakomori and Hidemitsu Matsuura of the PATENT RIGHTS as defined in this Agreement together with all confidential information currently in the possession of FHCRC and/or LICENSEE, or to be provided to LICENSEE under the terms of this Agreement; and

      Whereas FHCRC is committed to a policy that ideas or creative works produced at FHCRC should be used for the greatest possible public benefit and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest; and

      Whereas FHCRC has previously granted to LICENSEE (previously known as Aspen Diagnostics Corporation) a nonexclusive license to use, possess, culture and employ [***] and other [***], and an exclusive license to make, have made, use, sell and have sold LICENSED PRODUCTS solely for [***], all pursuant to that certain Restated Aspen License Agreement dated August 1, 1989 (the "First License Agreement"); and

      Whereas LICENSEE now desires to obtain an exclusive worldwide license under the discoveries and inventions in the PATENT RIGHTS to make, have made, use and sell products made in accordance therewith; and

      Whereas FHCRC is willing to grant such a license to LICENSEE, subject to the terms and conditions of this Agreement.

      Now therefore, in consideration of the foregoing premises, the parties agree as follows:

                            ARTICLE 1. - DEFINITIONS

      1.1. "AFFILIATES" shall mean any company, corporation, or business in which LICENSEE owns or controls at least a fifty percent (50%) ownership interest or which owns or controls such an interest in LICENSEE.



THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
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                                                CONFIDENTIAL TREATMENT REQUESTED


      1.2. "[***]" means the [***] developed at FHCRC by or under the direction of [***].

      1.3. "LICENSED CELL LINES" means [***].

      1.4. "LICENSED PRODUCTS" means any product, including kits, devices, packages, processes, reagents or otherwise, which result from the use of, or combination with, or contain [***]. For purposes of this Agreement, an "issued valid claim" shall mean a claim of an unexpired patent which shall not have been withdrawn, canceled, or disclaimed, nor held invalid by a court of competent jurisdiction in any unappealed or unappealable decision in the country where the LICENSED PRODUCT is made, used or sold by LICENSEE or its AFFILIATES.

      1.5. As used herein, the term "NET SALES" shall mean [***]. In the event an invoice price is determined in a foreign currency, NET SALES shall be the equivalent in U.S. Dollars in accordance with the official foreign currency rate of exchange on the date the invoice is actually paid, i.e., the day the foreign currency is converted into U.S. Dollars for payment of the invoice.

      1.6. "PATENT RIGHTS" shall mean rights and claims in and to the inventions described in, and rights covered by, issued United States patents and patent applications listed in Appendix A attached to this Agreement and made a part hereof, as well as all continuations, continuations-in-part, divisions and renewals thereof, and foreign counterparts thereof, which will automatically be deemed incorporated in and added to this Agreement and shall periodically be added to Appendix A.

      1.7. "TECHNOLOGY" shall mean any and all information, [***] supplied by FHCRC to LICENSEE.

                               ARTICLE 2. - GRANT

      2.1. FHCRC hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, an exclusive worldwide license, under PATENT RIGHTS, to make or have made, to use, and/or to sell the LICENSED PRODUCTS, for the Term permitted in Article 4.1 of this Agreement (the "License"). LICENSEE agrees during the period of exclusivity of this license that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States.

      2.2. The License is subject to the following policies, obligations and/or conditions:

            (a) FHCRC's Patents and Inventions Policy adopted September 30, 1983, Public Law 98-620 and FHCRC's obligations under agreement with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of the statute.

            (b) For research purposes only and not for any commercial purpose, FHCRC shall have the right to make and to use the Technology.

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                                                CONFIDENTIAL TREATMENT REQUESTED


            (c) LICENSEE shall use reasonable effort to introduce the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment, and thereafter endeavor to keep LICENSED PRODUCTS reasonably available to the public.

            (d) FHCRC shall have the right to terminate or render this Agreement non-exclusive at any time after three (3) years from the date hereof if, in FHCRC's reasonable judgment, LICENSEE:

                  (i) has not put the licensed subject matter into commercial use in the country or countries where licensed, directly or through a sublicense, and is not keeping the licensed subject matter reasonably available to the public, or

                  (ii) is not demonstrably engaged in research, development, manufacturing, marketing or licensing program, as appropriate, directed toward these ends.

                  In making this determination FHCRC shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment, including obtaining appropriate government approvals, and shall take into account the reports provided hereunder by LICENSEE. FHCRC shall notify Licensee in writing before making any such determination and LICENSEE shall have sixty (60) days from such notice to provide FHCRC with any reasonable additional information FHCRC should consider in its decision making process.

            (e) Notwithstanding any provision of the License Agreement to the contrary, for research purposes only and not for any commercial purpose, LICENSEE shall comply with all reasonable requests to supply, at a reasonable price, to the general research community any of the [***] produced by the LICENSED CELL LINES, subject to the execution by the party requesting the material of a written agreement restricting use of the material to noncommercial purposes, prohibiting further transfer of the material, and containing such other terms as LICENSEE may reasonably require. Provided, however, that the sole remedy of FHCRC in the event of breach of this Article 2.2(e) by LICENSEE shall be the conversion of LICENSEE's license hereunder from exclusive to nonexclusive.

      2.3. This Agreement shall have no effect upon any and all rights reserved to the United States Government and others under Public Law 98-620.

                ARTICLE 3. - RIGHT TO SUBLICENSE AND ASSIGNMENT

      3.1. LICENSEE shall have the right to grant sublicenses under the PATENT RIGHTS, subject to submission by LICENSEE to and prior written consent by FHCRC of


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OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
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                                                CONFIDENTIAL TREATMENT REQUESTED


the proposed sublicense, which consent will not be unreasonably withheld. Each such sublicense shall include a requirement that the sublicensee use its best efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible and shall expressly bind the sublicensee to meet LICENSEE's obligations to FHCRC under this Agreement.

A copy of each sublicense shall be furnished to FHCRC promptly after its execution. LICENSEE shall not be relieved of any obligation to FHCRC by virtue of entering into any sublicense as provided herein.

      3.2. Notwithstanding the foregoing provisions of Article 3, LICENSEE shall have the right to assign the license granted under Article 2 to an AFFILIATE subject to the terms and conditions hereof.

                         ARTICLE 4. - TERM OF AGREEMENT

      4.1. Unless terminated or modified earlier in accordance with Article 8 of this Agreement, the license granted hereunder shall extend until [***].

                             ARTICLE 5. - ROYALTIES

      5.1. In consideration for the granting of the License, LICENSEE shall pay to FHCRC a non-refundable license fee in the sum of [***], payable [***].

      5.2. During the Term, LICENSEE shall pay to FHCRC a royalty in the amount of [***] of all LICENSED PRODUCTS sold by LICENSEE and its AFFILIATES or sublicensees. In the case of sublicenses, LICENSEE shall pay to FHCRC [***]. On sales between LICENSEE and its AFFILIATES for resale, the royalty shall be paid on the resale.

      5.3. LICENSEE shall pay to FHCRC pursuant to this Article 5 a "Minimum Royalty" of [***] per year for the year beginning July 1, 1992 and ending June 30, 1993 and for each subsequent year thereafter [***] whereupon LICENSEE shall pay to FHCRC an increased Minimum Royalty of [***] per year throughout the term of this Agreement. The full Minimum Royalty to FHCRC shall accrue as of the first day of each year described in this subparagraph and shall be paid to FHCRC within the earlier of [***] after any termination of this Agreement. At FHCRC's option, FHCRC may terminate this Agreement effective sixty (60) days after giving written notice in the event LICENSEE fails to pay the Minimum Royalty scheduled above.

                ARTICLE 6. - REPORTING AND ROYALTY PAYMENT TERMS

      6.1. Upon or before execution of this Agreement, LICENSEE shall provide to FHCRC a written research and development plan pursuant to which LICENSEE intends to bring the subject matter of the license granted hereunder into commercial use, including projections of sales and proposed marketing efforts.

      6.2. LICENSEE shall provide written annual reports within sixty (60) days after June 30 of each calendar year which shall include the following information: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months as plans for the coming year.


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OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
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                                                CONFIDENTIAL TREATMENT REQUESTED


If LICENSEE's progress differs from that anticipated in the plan provided to FHCRC under Article 6.1, LICENSEE shall explain the reasons for the difference and propose a modified plan for FHCRC's review and approval. LICENSEE shall also provide any reasonable additional data FHCRC requires to evaluate LICENSEE's performance.

      6.3. LICENSEE shall report to FHCRC the date of first commercial sale of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country within thirty (30) days of occurrence.

      6.4. LICENSEE shall submit to FHCRC within sixty (60) days after June 30 and December 31 of each calendar year during the term of this Agreement, and upon the effective termination of this Agreement, reports for the preceding six
(6) month period identifying the amount of the LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country, the sales volume and NET SALES, and the amount of royalty due to FHCRC together with payment of such royalty amount. Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from NET SALES, sublicensee income or from royalties as specified herein. If no royalties are due to FHCRC for any reporting period, the written report shall so state. If royalties for any calendar year do not equal or exceed the Minimum Royalty established in Article 5.3, LICENSEE shall include the balance of the Minimum Royalties for each year with the payment for the half year ending December 31. All royalties due hereunder shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States on the date of royalty payments by LICENSEE.

      6.5. All such reports shall be maintained in confidence by FHCRC, except as required by law, including Public Law 98-620.

                          ARTICLE 7. - RECORD KEEPING

      7.1. LICENSEE shall maintain complete and accurate books of account and records showing all sales of LICENSED PRODUCTS and all NET SALES (broken down by gross sales and allowable deductions) attributable to such sales. For purposes of verifying the accuracy of the royalties paid by LICENSEE pursuant to this Agreement or verifying performance of LICENSEE of any other obligation to FHCRC hereunder, such books and records shall be open to inspection and copying, upon reasonable notice to LICENSEE, during usual business hours, by an independent certified public accountant at FHCRC's expense. Such accountant shall not disclose to FHCRC any information other than information relating to accuracy of reports and calculations of amounts due to FHCRC made under this Agreement. In the event that any such inspection shows any underreporting and underpayment by LICENSEE in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination. Such books and records shall be maintained for at least two (2) full years after the termination of this Agreement.

                     ARTICLE 8. - TERMINATION OF AGREEMENT

      8.1. Unless terminated earlier in accordance with the terms hereof, this Agreement will expire upon the expiration of the Term as provided in Article
4.1. Upon


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                                                CONFIDENTIAL TREATMENT REQUESTED


termination, a final report shall promptly be submitted in accordance with the provisions of Section 6.4, together with any royalty payments and unreimbursed patent expenses due to FHCRC.

      8.2. LICENSEE shall have the right to terminate this Agreement effective thirty (30) days after giving written notice to FHCRC of termination under this Article.

      8.3. This Agreement may be terminated by either party upon breach of material obligation or condition by the other, effective ninety (90) days after giving written notice to the other of such termination under this Section and specifying such breach, provided, however, that if the default or breach is cured or shown to be nonexistent within the ninety (90) day period, the notice shall be deemed automatically withdrawn and of no effect. If the parties do not agree on whether a default or breach" is "material," the dispute shall be resolved through arbitration under Article 13.

      8.4. Upon termination of this Agreement, LICENSEE or LICENSEE's sublicensees shall have the right to sell all LICENSED PRODUCTS on hand at the time of notification of termination if the royalties from such sales and any and all other payments due FHCRC are paid to and statements are rendered to FHCRC with respect to such LICENSED PRODUCTS when due in accordance with this Agreement. To the extent permitted by applicable law, this Agreement will automatically terminate (a) if LICENSEE files for protection under the federal bankruptcy laws, or any similar state laws, becomes insolvent, is unable to pay its debts as they become due or appoints a receiver over its property or (b) has filed against it an involuntary bankruptcy petition under the federal bankruptcy laws or similar state laws or LICENSEE suffers the appointment of a receiver or trustee over its property, unless the involuntary petition or the involuntary appointment of the receiver or trustee is dismissed within ninety (90) days.

      8.5. Upon termination of this Agreement for any reason, and subject to LICENSEE's rights under Article 8.4, LICENSEE shall return to FHCRC all [***] and thereafter continue to maintain the confidentiality thereof, and refrain from use thereof or the disclosure thereof to any third party as required by
Article 15. All other rights under this Agreement, including rights in [***] granted to LICENSEE under Article 2 or to any of LICENSEE's sublicensees under their sublicense agreement with LICENSEE, shall revert to FHCRC.

      8.6. Should either party terminate this Agreement as provided herein, the other party shall not be able to claim from the terminating party, solely on account of such termination, any damages or compensation for losses or expenses incurred or for lost profits.

      8.7. Provisions of this Agreement and accrued rights under this Agreement which by their terms or nature survive the termination or expiration of this Agreement shall so survive such termination or expiration. Without limiting the foregoing, obligations arising under Article 8 and Articles 9, 11, 12, 13, 14, 15, and 18 of this Agreement will survive termination of this Agreement.


                                      -6-

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
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                                                CONFIDENTIAL TREATMENT REQUESTED


                   ARTICLE 9. - REPRESENTATIONS AND COVENANTS

      9.1. FHCRC represents and warrants that the entire right, title, and interest in the patent applications or patents comprising the PATENT RIGHTS have been assigned to it and that FHCRC has the authority to issue licenses under said PATENT RIGHTS. FHCRC does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

      9.2. FHCRC represents and warrants to LICENSEE that FHCRC has the authority to issue licenses to LICENSED CELL LINES. FHCRC further represents and warrants that it has no relationship with any other entity which would preclude it from carrying out its obligations under this Agreement. No claim has been asserted against FHCRC concerning commercial or non-commercial use of LICENSED CELL LINES and FHCRC has not received notice that any such claim may be made against it. Notwithstanding the foregoing, FHCRC does not warrant that anything covered by this Agreement is or will be free from any claims of third parties.

      9.3. FHCRC EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS WARRANTIES, EXCEPT AS PROVIDED IN THIS ARTICLE 9, AND FURTHER DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE TECHNOLOGY, LICENSED CELL LINES, LICENSED [***], OR LICENSED PRODUCTS FOR ANY PARTICULAR USE OR PURPOSE.

      9.4. LICENSEE represents and warrants to FHCRC that it has obtained and will at all times during the term of this Agreement, hold and comply with all licenses, permits and authorizations necessary to carry out this Agreement as may be required under any applicable statutes, laws, ordinances, rules and regulations of the United States as well as those of all applicable foreign governmental bodies, agencies and subdivisions, having, asserting or claiming jurisdiction over LICENSEE or LICENSEE's performance of the terms of this Agreement. In particular, LICENSEE:

            (a) will be responsible for obtaining all necessary United States Food and Drug Administration approvals and all approvals required by similar governmental bodies or agencies of all applicable foreign countries; and

            (b) understands and acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold FHCRC


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                                                CONFIDENTIAL TREATMENT REQUESTED


                  harmless in the event of any legal action of any nature occasioned by such violation.

                           ARTICLE 10. - INFRINGEMENT

      10.1. Each party agrees to notify the other promptly of any infringement of the PATENT RIGHTS of which such party becomes aware. LICENSEE shall have the right to commence and prosecute a patent infringement action ("an Action"), however, before LICENSEE commences legal proceedings with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of FHCRC and to potential effects of the public interest in making its decision whether or not to commence such an Action.

      10.2. If LICENSEE elects to commence an Action as described above and FHCRC is a legally indispensable party to such Action, FHCRC shall have the right, at its sole option and upon such terms as FHCRC and LICENSEE may agree, to assign to LICENSEE all of FHCRC's right, title and interest in each patent which is part of the PATENT RIGHTS and is the subject of such Action (subject to all FHCRC's obligations to the government and others having rights in such patent). In the event that FHCRC makes such an assignment, such assignment shall be irrevocable, and such Action by LICENSEE on that patent or other patents shall thereafter be brought or continue without FHCRC as a party, if FHCRC is no longer an indispensable party. Notwithstanding any such assignment to LICENSEE by FHCRC and regardless of whether FHCRC is or is not an indispensable party, FHCRC shall cooperate fully with LICENSEE in connection with such Action. In the event that any patent is assigned to LICENSEE by FHCRC, pursuant to this paragraph, such assignment shall require LICENSEE to continue to meet its obligations under this Agreement as if the assigned patent or patent application were still licensed to LICENSEE.

      10.3. If LICENSEE elects to commence an Action as described above, LICENSEE may reduce, by up to [***], the royalty due to FHCRC earned under the patent subject to suit by the amount of the expenses and costs of such Action, including attorney fees. In the event such expenses and costs exceed the amount of royalties withheld by LICENSEE for any calendar year, LICENSEE may to that extent reduce the royalties due to FHCRC from LICENSEE in succeeding calendar years, but never by more than [***].

      10.4. Recoveries or reimbursements from such Action shall first be applied to reimburse LICENSEE and FHCRC for litigation costs not paid from royalties (if any) and then to reimburse FHCRC for royalties withheld. Any remaining recoveries or reimbursements shall be shared equally by LICENSEE and FHCRC.

      10.5. In the event that LICENSEE elects not to exercise its right to prosecute an infringement of the PATENT RIGHTS pursuant to the above paragraphs, FHCRC may do so at its own expense, controlling such Action and retaining all recoveries therefrom.

                           ARTICLE 11. - LEGAL ACTION

      11.1. In the event any legal action is commenced against LICENSEE involving TECHNOLOGY or a LICENSED PRODUCT or otherwise relating to this Agreement, whether or not FHCRC is named as a party to the legal action, LICENSEE shall have the right to defend any such action and LICENSEE shall keep FHCRC or its attorney nominee


                                      -8-

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fully advised of the progress of the legal action and shall reimburse FHCRC for its reasonable legal costs when FHCRC is named as a party to the legal action or when FHCRC's employees or agents are witnesses in the legal action. LICENSEE shall have the right to settle or otherwise resolve any claims against it without the consent of FHCRC, so long as such settlement or other resolution does not bind FHCRC. In the event of such settlement or other resolution by LICENSEE, LICENSEE's other obligations under this Article 11.1 shall terminate.

      11.2. FHCRC agrees to cooperate with LICENSEE, to the extent reasonably possible, in any legal action brought pursuant to this Article 11.

                          ARTICLE 12. - HOLD HARMLESS

      12.1. LICENSEE assumes responsibility for and shall defend, indemnify and hold FHCRC, its directors, officers, managers, agents, students, doctors and employees harmless from [***] LICENSED PRODUCTS directly or indirectly from LICENSEE, its AFFILIATES, agents or representatives, of LICENSED PRODUCTS, TECHNOLOGY, or anything else covered by or related to this Agreement.

                           ARTICLE 13. - ARBITRATION

      13.1. Any dispute, other than a question relating to patent validity, between the parties hereunder which cannot be resolved by good faith negotiation between the parties over a period of at least sixty (60) days shall be resolved by arbitration before a panel of three arbitrators under the then current rules and procedures of the American Arbitration Association (the "AAA"), or other rules and procedures as the parties may agree. Each party shall bear its own costs incurred in connection with such arbitration and the fees, expenses and costs of the AAA, the arbitrator(s) and the arbitration proceeding not incurred solely by one party shall be divided equally between the parties. The arbitral award shall be binding and conclusive on both parties and may be enforced in any court of competent jurisdiction.

                             ARTICLE 14. - NOTICES

      14.1. Any notice or report required or permitted under this Agreement shall be in writing and shall be deemed given when delivered in person or transmitted via facsimile or five (5) days after being sent by registered or certified mall, postage prepaid, return receipt requested, to the following addresses or such different addresses as the parties may designate by notice given in accordance with this Article 14.

If to FHCRC:            Fred Hutchinson Cancer Research Center
                        1124 Columbia Street, M115
                        Seattle, Washington 98104
                        Attention: Catherine J. Hennings,
                        Manager Technology Transfer
                        Facsimile: (206) 667-4732

With copies to:         Douglas J. Shaeffer, Esq.
                        General Counsel



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                        Fred Hutchinson Cancer Research Center
                        1124 Columbia Street, LY-301
                        Seattle, Washington 98104
                        Facsimile: (206) 667-5268

If to LICENSEE:         Adeza Biomedical Corporation
                        1240 Elko Drive
                        Sunnyvale, California 94089
                        Attention: President
                        Facsimile: (408) 745-0968

With copies to:         Paul R. De Stefano, Esq.
                        2730 Sand Hill Road Suite 300
                        Menlo Park, California 94025
                        Facsimile: (415) 854-3694

                ARTICLE 15. - CONFIDENTIALITY AND NON-DISCLOSURE

      15.1. Any and all information relating to the TECHNOLOGY furnished to either party (or, its agents or employees) by the other party (or its laboratories or agents or employees), including but not limited to information regarding or relating to [***], is confidential, proprietary, trade secret information and any and all such information is hereinafter referred to as "Proprietary Information."

            (a) As used herein, "Proprietary Information" includes the following:

                  (i) written material which is clearly designated on its face as confidential and patent applications;

                  (ii)  oral disclosures, the content of which is within thirty
                        (30) days after communication designated in writing as confidential, or which is so designated as confidential orally during oral disclosures or in contemporaneous written memoranda; and

                  (iii) specimens, samples, and other physical materials which are prior to or at the time of disclosure designated in writing as confidential.

            (b)   As used herein, "Proprietary information" does not include:

                  (i) information which at the time of disclosure to the receiving party is generally available to the public, or which after such disclosure becomes generally available to the public by publication or otherwise;

                  (ii) information that is demonstrated to have been in the receiving party's possession prior to the time of disclosure by the disclosing party;


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                  (iii) Information that is demonstrated by a preponderance of the evidence to have been independently developed by the receiving party's personnel without reference to Proprietary Information disclosed by the disclosing party; and

                  (iv) information received from a third party unless such information is obtained subject to a confidential disclosure agreement.

      15.2. During the Term and for a period of [***] from the termination date of this Agreement, each party agrees: (a) to hold in strict confidence and trust and maintain as confidential all Proprietary Information disclosed by the other party and any information derived therefrom; (b) not to disclose any such Proprietary Information or any information derived therefrom to any person, except to those employees or legal counsel of the receiving party who are required to receive the Proprietary Information for the purposes described in this Agreement and who are bound by the provisions of this Agreement; (c) not to export or otherwise disclose any such Proprietary Information to any person who is, or who the receiving party believes may be, located or may use the Proprietary Information outside the United States; and (d) to use the Proprietary Information only for the purposes described in this Agreement.

      15.3. Each party agrees that: all Proprietary Information disclosed by the other party will at all times be and remain the sole property of the disclosing party and the disclosing party is the sole owner of all patents, copyrights and other intellectual property rights and other proprietary rights related to the Proprietary Information disclosed by it. Nothing in this Agreement shall be construed as granting to or permitting to the receiving party any implied license in, or right or option to, license or use any intellectual property right (including but not limited to any patent right obtained by the disclosing party) relating to the Proprietary Information disclosed by it or any other right to use such Proprietary Information except as expressly provided herein and for any reason other than for the purposes described in this Agreement.

      15.4. Immediately upon the termination of this Agreement, or upon either disclosing party's request, the receiving party will deliver to the disclosing party all Proprietary Information disclosed by the disclosing party and all documents and data storage media containing any such Proprietary Information and any and all copies thereof, and will delete all such Proprietary Information from its documents and data storage media.

      15.5. The obligations of confidentiality provided herein shall continue in force and effect for five (5) years from the date of termination of this Agreement, whether by lapse of the Term hereof or otherwise, unless extended or limited by mutual agreement executed in writing by an officer of each party.

                          ARTICLE 16. - PATENT MARKING

      16.1. Subsequent to the issuance of any patent based on the application(s) covered by PATENT RIGHTS and provided LICENSEE has actual notice of the patent number or numbers of any such issued patents, LICENSEE agrees to mark and to have marked by its

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sublicensees every LICENSED PRODUCT manufactured, used or sold by LICENSEE or its sublicensees in accordance with the statutes of the United States relating to the marking of patented articles.

                         ARTICLE 17. - RIGHT TO PUBLISH

      17.1. Nothing in this Agreement shall be construed as prohibiting FHCRC or its researchers from publishing any of the results of FHCRC's research on TECHNOLOGY in reputable scientific Journals.

                          ARTICLE 18. - MISCELLANEOUS

      18.1. The rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

      18.2. This Agreement may not be amended except by an instrument in writing signed by both parties.

      18.3. The Agreement shall be binding on the parties hereto and upon their respective heirs, administrators, successors and assigns. This Agreement may be assigned or sublicensed only in accordance with the terms hereof.

      18.4. LICENSEE acknowledges that FHCRC is a non-profit organization qualifying for and holding the status of an exempt organization under Section 501(c)(3) of the United States Internal Revenue Code. If the Internal Revenue Service determines, or a determination by FHCRC based on advice of legal or tax counsel is reasonably made, that any part or all of this Agreement will jeopardize FHCRC's Section 501(c)(3) status, the parties agree to meet and confer in good faith to amend this Agreement to the extent necessary to satisfy Internal Revenue Service requirements for retention of FHCRC'S Section 501(c)(3) status. If FHCRC and LICENSEE cannot agree within 30 days after commencing negotiations regarding the amendments to be made to this Agreement in order for FHCRC to retain its Section 501(c)(3) status, either party shall be free to initiate arbitration pursuant hereto to determine such amendment as may be necessary to preserve the intent of this Agreement without jeopardizing FHCRC's tax-exempt status.

      18.5. LICENSEE understands and acknowledges that agreements between FHCRC and agencies of the United States Government funding FHCRC's programs may contain clauses granting patent and/or other rights to the agencies or the U.S. Government; LICENSEE agrees that the rights granted to it under this Agreement shall be subject to any rights of the agencies and the U.S. Government. In the event of a conflict between any of the provisions of this Agreement and the Adeza Biomedical Corporation Second License Agreement, the provisions of any U.S. Government agency funding agreement and/or regulation shall prevail and FHCRC will have no liability to LICENSEE as a result of such conflict.

      18.6. LICENSEE will not use FHCRC's name in any advertising or promotion of its products. LICENSEE will not use FHCRC's name for any commercial purpose nor in conjunction with the sale of its securities, nor in any prospectus or disclosure document, unless authorized in writing by FHCRC.

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OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
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      18.7. Prior to any sale of a LICENSED PRODUCT, LICENSEE will have FHCRC named as an additional insured on LICENSEE's insurance policies, with limits of at least [***] per claim and [***] annual aggregate. Such policies shall not be terminated by LICENSEE without [***] days written notice to FHCRC. LICENSEE will notify FHCRC immediately upon receiving notice of termination of insurance coverage by the Insurance company. If FHCRC's insurance costs can be shown to have increased solely because of this Agreement, and such increases are verified by an independent certified public accountant, the parties shall attempt to agree to changes and revisions of this Agreement. If they fail to arrive at agreement within a reasonable time the dispute shall be resolved by arbitration as provided under Article 13.

      18.8. All letters, documents, or other materials of a written or physical nature, required by or relating to this Agreement shall be in English and sent to the party at the address given in Article 14.

      18.9. The parties to this Agreement recognize and agree that each is operating as an independent contractor and not as an agent of the other. This Agreement shall not constitute a partnership or joint venture, and neither party may be bound by the other to any contract, arrangement or understanding except as specifically stated herein.

      18.10. Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accord with the intention of the parties.

      18.11. In the event any party to this Agreement commences any action or proceeding, including an appeal of an action or proceeding, against the other, including arbitration proceedings under Article 14 of this Agreement, or otherwise retains an attorney, by reason of any breach or claimed breach of an any provision of this Agreement, or to seek a judicial declaration of rights hereunder or judicial or equitable relief, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs. At the option of FHCRC, venue of any such legal or equitable action shall lie in Seattle, Washington. LICENSEE hereby submits to the jurisdiction of the Federal District Court of Western Washington located in Seattle, Washington, and hereby agrees to accept service of process by certified mail, return receipt requested, effective upon delivery to LICENSEE.

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      IN WITNESS WHEREOF, the parties have executed this Agreement through duly authorized representatives as of the date first above written.

FRED HUTCHINSON CANCER RESEARCH           ADEZA BIOMEDICAL CORPORATION
CENTER


By  /s/ Catherine J. Hennings             By /s/ Susan E. Dube'
  -----------------------------             ------------------------------

Printed                                   Printed
Name     Catherine J. Hennings            Name     Susan E. Dube'
    ---------------------------               ----------------------------

Date  August 7, 1992                      Date  August 12, 1992
    ---------------------------               ----------------------------

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                                   APPENDIX A


      United States Patent No. [***].


                                      -15-

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                 FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
                                       AND
                                     CONSENT

            This First Amendment to Exclusive License' Agreement and Consent (the "Amendment and Consent") is entered into as of the 9th day of May, 1996, between the Fred Hutchinson Cancer Research Center, a Washington non-profit corporation ("FHCRC") and Adeza Biomedical Corporation, a California corporation ("Licensee").

            This Amendment and Consent shall be effective immediately upon execution thereof by qualified representatives of both parties.

                                    RECITALS

            WHEREAS, FHCRC and Licensee have entered into an Exclusive License Agreement dated as of August 12, 1992 (the "License Agreement"), pursuant to which FHCRC has licensed to Licensee certain Technology, as such term is defined in the License Agreement.

            WHEREAS, the parties disagree as to the interpretation of Section
5.2 of the License Agreement and desire to resolve such disagreement by entering into this Amendment and Consent and through the issuance to FHCRC of the FHCRC Warrant, as defined below.

            NOW THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

      A.    AMENDMENTS OF THE LICENSE AGREEMENT

            1.    SECTION 5.2.

      The first sentence of Section 5.2 of the License Agreement is hereby amended to read in its entirety as follows:

      "5.2. During the Term, Licensee shall pay to FHCRC a royalty in the amount of [***] of [***] of all LICENSED PRODUCTS."

            2.    SECTION 1.5.

      That portion of the first sentence of Section 1.5 that currently reads, "As used herein, the term "NET SALES" shall mean the [***] . . ." is hereby amended to read as follows:

            "As used herein, the term "NET SALES" shall mean [***] . . ."

            3. NO AMENDMENT . Except as amended by this Amendment and Consent the License Agreement shall remain in full force and effect.

      B. ISSUANCE OF WARRANT. Within thirty (30) days of execution of this Amendment and Consent, Licensee shall issue to FHCRC a warrant for the purchase of


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                                                CONFIDENTIAL TREATMENT REQUESTED


25,000 shares of Licensee's Common Stock (the "Warrant Shares") in the form attached hereto as Exhibit A (the "FHCRC Warrant"), calculated assuming that prior to the issuance of the FHCRC Warrant, Licensee shall undertake a 1:2.4 reverse split of its Common Stock (the "Reverse Split") and that the Company shall consummate its planned reincorporation into Delaware (the "Reincorporation"). In the event that the Reverse Split does not occur, or at a different ratio, the number of Warrant Shares for which this Warrant may be exercised shall be adjusted accordingly. The FHCRC Warrant shall be issued regardless of whether the Reincorporation occurs.

      C. PIGGYBACK REGISTRATION RIGHTS. Within thirty (30) days of execution of this Amendment and Consent, Licensee shall amend that certain Investors' Rights Agreement dated as of December 21, 1994, as amended (the "Rights Agreement") to provide the piggyback registration rights set forth in Section 2.3 of the Rights Agreement to FHCRC. Such Section 2.3 is attached hereto as Exhibit B.

      D.    EXCLUSIVE MARKETING AGREEMENT; ACKNOWLEDGMENTS.

            1.    CONSENT.

            By execution hereof, FHCRC hereby consents, retroactive to December 31, 1991, to Licensee entering into that certain Exclusive Marketing Agreement by and between Licensee and Tokos Medical Corporation dated as of December 31, 1991, as amended by that Letter Agreement dated May 9, 1996 (the "Marketing Agreement"), including the contingent sublicense set forth in Section 4 thereof (the "Contingent License"); provided however that such consent shall not be deemed to be a consent to Licensee's representation set forth in Section 3.1(b) of the Marketing Agreement. FHCRC further acknowledges (i) that such consent fully satisfies, with respect to the Marketing Agreement, Licensee's requirement to obtain FHCRC's consent, as set forth in Section 3.1 of the License Agreement,
(ii) that no other sublicense or license is granted pursuant to the Marketing Agreement and (iii) that no non-royalty sublicense income is due to FHCRC from Licensee as a result of the provisions of the Marketing Agreement as in effect as of the date hereof, including Section 6.1 thereof.

            2. NO FURTHER AMENDMENTS . The parties agree that no further amendments shall be made to the Marketing Agreement without the prior written consent of FHCRC, which consent will not be unreasonably withheld.

            3. CERTAIN ROYALTIES UNDER SECTION 4. The parties agree that in the event Licensee receives payments under Section 4.4 of the Marketing Agreement (the "Section 4.4 payments"), in lieu of the amounts described in Sections Al and A2 above, Adeza shall pay to FHCRC [***] of all such Section 4.4 payments.

      E. FURTHER AGREEMENTS. The parties agree to use their good faith efforts to take any and all steps necessary to effectuate the intent of this Amendment and Consent.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to License Agreement and Consent as of the date first written above.

                                    ADEZA BIOMEDICAL CORPORATION



                                    By:  /s/ Daniel O. Wilder
                                       -----------------------------------

                                    Title: President & CEO
                                          --------------------------------


                                    Address:  1240 Elko Drive
                                              Sunnyvale, CA  94089
                                              Attention:  Daniel O. Wilds


                                    FRED HUTCHINSON CANCER
                                    RESEARCH CENTER



                                    By: /s/ Catherine J. Jennings
                                       -----------------------------------

                                    Title: Director, Technology Transfer
                                          --------------------------------

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                               AMENDMENT NO. 1 TO
                           EXCLUSIVE LICENSE AGREEMENT


      This Amendment is entered into this 30th day of April, 1998 ("Effective Date") between Adeza Biomedical Corporation ("LICENSEE") and Fred Hutchinson Cancer Research Center ("FHCRC"). The parties hereby agree as follows:

      1. Amendments. The Exclusive License Agreement dated August 12, 1992 between LICENSEE and FHCRC ("License Agreement") is amended as stated in this Section.

            a. In Sections 6.2 and 6.4, all references to "calendar year" are revised to "contract year".

            b. The fourth sentence in Section 6.4 is amended to read as follows:

            "If royalties for any contract year do not equal or exceed the Minimum Royalty established in Article 5.3, LICENSEE shall include the balance of the Minimum Royalties for each year with the payment for the half year ending June 30."

      2. Effective Date and Construction. This Amendment is effective as of the Effective Date. Except as specifically amended by this Amendment, the terms of the License Agreement will remain in full force and effect. From and after the Effective Date, references to the License Agreement will be deemed to mean the License Agreement as amended by this Amendment.




FRED HUTCHINSON CANCER RESEARCH           ADEZA BIOMEDICAL CORPORATION
CENTER


/s/ Catherine J. Hennings                 /s/ Emory V. Anderson
-----------------------------             ------------------------------
Catherine J. Hennings                     Emory V. Anderson
Director, Technology Transfer             President

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